EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nationwide Variable Insurance Trust of our reports dated February 19, 2025, relating to the financial statements and financial highlights of NVIT Allspring Discovery Fund, NVIT American Funds Asset Allocation Fund, NVIT American Funds Bond Fund, NVIT American Funds Global Growth Fund, NVIT American Funds Growth Fund, NVIT American Funds Growth-Income Fund, NVIT Amundi Multi Sector Bond Fund, NVIT AQR Large Cap Defensive Style Fund, NVIT BlackRock Equity Dividend Fund, NVIT BlackRock Managed Global Allocation Fund, NVIT Blueprint Aggressive Fund, NVIT Blueprint Balanced Fund, NVIT Blueprint Capital Appreciation Fund, NVIT Blueprint Conservative Fund, NVIT Blueprint Managed Growth Fund, NVIT Blueprint Managed Growth & Income Fund, NVIT Blueprint Moderate Fund, NVIT Blueprint Moderately Aggressive Fund, NVIT Blueprint Moderately Conservative Fund, NVIT BNY Mellon Dynamic U.S. Core Fund, NVIT BNY Mellon Dynamic U.S. Equity Income Fund, NVIT Bond Index Fund, NVIT Calvert Equity Fund, NVIT DoubleLine Total Return Tactical Fund, NVIT Fidelity Institutional AM Emerging Markets Fund (formerly NVIT Emerging Markets Fund), NVIT Government Bond Fund, NVIT Government Money Market Fund, NVIT International Equity Fund, NVIT International Index Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Conservative Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Managed Growth & Income Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Moderately Conservative Fund, NVIT iShares Fixed Income ETF Fund, NVIT iShares Global Equity ETF Fund, NVIT Invesco Small Cap Growth Fund, NVIT J.P. Morgan Digital Evolution Strategy Fund, NVIT J.P. Morgan Innovators Fund, NVIT J.P. Morgan Large Cap Growth Fund, NVIT J.P. Morgan U.S. Equity Fund, NVIT J.P. Morgan US Technology Leaders Fund, NVIT Jacobs Levy Large Cap Core Fund, NVIT Jacobs Levy Large Cap Growth Fund, NVIT Loomis Core Bond Fund, NVIT Loomis Short Term Bond Fund, NVIT Loomis Short Term High Yield Fund (formerly NVIT Federated High Income Bond Fund), NVIT Managed American Funds Asset Allocation Fund, NVIT Managed American Funds Growth-Income Fund, NVIT Mid Cap Index Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT NS Partners International Focused Growth Fund, NVIT Putnam International Value Fund (formerly NVIT Columbia Overseas Value Fund), NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Small Cap Index Fund and NVIT Victory Mid Cap Value Fund, which appears in Nationwide Variable Insurance Trust’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 16, 2025